Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

NetSuite Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

Our report refers to the Company’s adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment.

/s/    KPMG LLP

Mountain View, California

June 29, 2007